Exhibit 99

Scripps Networks Interactive reports first quarter financial results

•	Revenues of $594 million, up 11 percent

•	Segment profit of $247 million, up 3.4 percent

•	Net income attributable to SNI of $0.72 per share including adjustments

For immediate release

May 2, 2013

KNOXVILLE, Tenn. – Scripps Networks Interactive, Inc. (NYSE: SNI) today reported operating results for the first quarter 2013.

“Scripps Networks Interactive delivered strong first quarter results demonstrating the strength of our lifestyle brands as valuable advertising platforms worldwide,” said Kenneth W. Lowe, chairman, president and chief executive officer of Scripps Networks Interactive. “We’ve demonstrated our commitment to investing in our brands by developing compelling content that engages millions of media consumers every day across a full range of media platforms and geographies. This has established Scripps Networks Interactive as a clear leader in influencing consumer purchasing decisions in the home, food and travel categories. In the process, we’ve created sustained, long-term financial returns and value for our shareholders.”

Consolidated revenues for the quarter increased 11 percent to $594 million from the prior-year period. Results for the three-month period ended March 31 reflect strong advertising revenue of $395 million, up 11 percent, and affiliate fee revenue of $187 million, up 11 percent year over year.

Expenses for the quarter increased 17 percent from the prior-year period to $347 million. The increase was driven by programming amortization expenses as the company invests to drive viewership at all of its lifestyle television networks. Also contributing to the increase were higher employee costs and investments in planned domestic and international growth initiatives.

Total segment profit increased 3.4 percent to $247 million. (See reconciliation of non-GAAP financial measures for a definition of segment profit.)

First quarter net income attributable to Scripps Networks Interactive was $108 million, or $0.72 per diluted share, compared with $115 million, or $0.73 per diluted share, in the first quarter 2012. The first quarter of 2013 includes unfavorable tax adjustments totaling $7.8 million, or $0.05 per diluted share, including the impact from the enactment of the American Taxpayer Relief Act of 2012.

Segment results

(in thousands)	Three months ended March 31,
	2013	2012	Change

Segment operating revenues:
Lifestyle Media	$581,045	$528,583	9.9%
Corporate and other / intersegment eliminations	13,340	6,762	97.3%

Total operating revenues	$594,385	$535,345	11.0%

Segment profit (loss):
Lifestyle Media	$282,135	$264,637	6.6%
Corporate and other	(34,661)	(25,402)	36.4%

Total segment profit	$247,474	$239,235	3.4%

Lifestyle Media revenues in the first quarter of 2013 increased 10 percent to $581 million driven by advertising and affiliate fee revenue growth. Advertising revenue increased 10 percent primarily as a result of the strong advertising market. Affiliate fee revenue grew 8.5 percent largely from higher rates and subscriber growth from premium tier networks coupled with digital licensing revenue.

Lifestyle Media segment profit increased 6.6 percent to $282 million reflecting 10 percent revenue growth, offset by higher programming amortization expense and higher employee and other expenses.

Corporate and other revenues, which are primarily international operations, increased 97 percent to $13.3 million. This increase was primarily due to the April 30, 2012 acquisition of Travel Channel International.

Corporate and other segment loss increased 36 percent to $34.7 million. This increase was driven primarily by continued investments to expand international operations and digital business initiatives.

Share repurchase program

For the quarter ended March 31, the company repurchased 2.4 million shares under its stock repurchase program, for an aggregate purchase price of $150 million. As of March 31, the company had $750 million remaining in the $1 billion stock repurchase program.

Conference call

The senior management team of Scripps Networks Interactive will discuss the company’s first quarter results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investors link at the top of the page. The webcast link can be found next to the microphone icon on the investor relations landing page.

To access the conference call by telephone, dial 800-230-1059 (U.S.) or 612-234-9959 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, “SNI First Quarter Earnings Call,” to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are granted access to the conference call on a listen-only basis.

A replay line will be open from 12:30 p.m. ET May 2 until 11:59 p.m. ET May 16. The domestic number to access the replay is 800-475-6701 and the international number is 320-365-3844. The access code for both numbers is 287855. A replay of the conference call also will be available online. To access the audio replay, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose Investors then follow the Audio Archives link on the top right side of the investor relations landing page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2012 Form 10-K filed with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive is one of the world’s leading developers of lifestyle-oriented content for television and the Internet, generating more than 2,000 hours a year of original on-air programming. The company’s television programming can be seen in 170 countries across all seven continents. Its media portfolio includes popular lifestyle and Internet brands HGTV, Food Network, Travel Channel, DIY Network, Cooking Channel and Great American Country.

Contact:

Mark Kroeger, Scripps Networks Interactive, Inc., 865-560-5007

E-mail: mark.kroeger@scrippsnetworks.com

Mike Gallentine, Scripps Networks Interactive, Inc., 865-560-4473

E-mail: mgallentine@scrippsnetworks.com

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2013	2012	Change

Operating revenues	$594,385	$535,345	11.0%
Cost of services, excluding depreciation and amortization of intangible assets	(163,751)	(137,781)	18.8%
Selling, general and administrative	(183,160)	(158,329)	15.7%
Depreciation and amortization of intangible assets	(26,700)	(24,516)	8.9%
Gains (losses) on disposal of property and equipment	(976)	(59)

Operating income	219,798	214,660	2.4%
Interest expense	(12,145)	(12,180)	(0.3)%
Equity in earnings of affiliates	20,582	13,913	47.9%
Miscellaneous, net	(3,361)	7,154

Income from operations before income taxes	224,874	223,547	0.6%
Provision for income taxes	(73,687)	(66,596)	10.6%

Net income	151,187	156,951	(3.7)%
Net income attributable to noncontrolling interests	(43,368)	(42,048)	3.1%

Net income attributable to SNI	$107,819	$114,903	(6.2)%

Net income attributable to SNI common shareholders per basic share of common stock	$0.72	$0.74

Net income attributable to SNI common shareholders per diluted share of common stock	$0.72	$0.73

Weighted average basic shares outstanding	148,813	156,118

Weighted average diluted shares outstanding	149,901	157,068

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
(in thousands, except per share data)	March 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$421,224	$437,525
Accounts receivable (less allowances: 2013- $4,890; 2012- $5,514)	569,945	565,298
Programs and program licenses	400,641	395,017
Deferred income taxes	31,686	26,338
Other current assets	63,258	60,098

Total current assets	1,486,754	1,484,276
Investments	464,324	489,703
Property and equipment, net	240,031	237,308
Goodwill	556,820	551,821
Other intangible assets, net	662,014	678,500
Programs and program licenses (less current portion)	379,808	371,856
Deferred income taxes	84,776	148,501
Other non-current assets	156,836	176,833

Total Assets	$4,031,363	$4,138,798

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$31,003	$12,633
Program rights payable	33,744	36,274
Customer deposits and unearned revenue	48,353	44,903
Employee compensation and benefits	33,339	56,553
Accrued marketing and advertising costs	11,120	10,689
Other accrued liabilities	96,512	91,577

Total current liabilities	254,071	252,629
Long-term debt	1,384,284	1,384,216
Other liabilities (less current portion)	241,299	237,402

Total liabilities	1,879,654	1,874,247

Redeemable noncontrolling interest	141,005	136,500

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par - authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A - authorized: 240,000,000 shares; issued and outstanding: 2013 - 112,638,005 shares; 2012 -114,570,332 shares	1,126	1,146
Voting - authorized: 60,000,000 shares; issued and outstanding: 2013 - 34,317,171 shares; 2012 - 34,317,173 shares	343	343

Total	1,469	1,489
Additional paid-in capital	1,408,673	1,405,699
Retained earnings	411,436	452,598
Accumulated other comprehensive income (loss)	(66,918)	(38,862)

Total SNI shareholders’ equity	1,754,660	1,820,924
Noncontrolling interest	256,044	307,127

Total equity	2,010,704	2,128,051

Total Liabilities and Equity	$4,031,363	$4,138,798

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended March 31,
(in thousands)	2013	2012
Cash Flows from Operating Activities:
Net income	$151,187	$156,951
Depreciation and amortization of intangible assets	26,700	24,516
Amortization of network distribution costs	1,774	6,554
Program amortization	127,791	111,328
Equity in earnings of affiliates	(20,582)	(13,913)
Program payments	(144,722)	(165,993)
Dividends received from equity investments	17,640	9,017
Deferred income taxes	58,196	10,458
Stock and deferred compensation plans	20,395	14,042
Changes in certain working capital accounts:
Accounts receivable	(5,861)	42,475
Other assets	(6,457)	1,037
Accounts payable	13,487	(2,658)
Accrued employee compensation and benefits	(23,141)	(19,027)
Accrued income taxes	27,055	46,290
Other liabilities	5,403	(13,626)
Other, net	19,204	718

Cash provided by (used in) operating activities	268,069	208,169

Cash Flows from Investing Activities:
Additions to property and equipment	(17,505)	(7,314)
Collections (funds advanced) on note receivable	3,872	7,012
Purchase of subsidiary companies, net of cash acquired		(19,569)
Other, net	(21,119)	619

Cash provided by (used in) investing activities	(34,752)	(19,252)

Cash Flows from Financing Activities:
Dividends paid	(22,330)	(18,741)
Dividends paid to noncontrolling interest	(89,865)	(47,808)
Repurchase of Class A common stock	(145,050)	(250,110)
Proceeds from stock options	13,074	13,014
Other, net	(4,329)	566

Cash provided by (used in) financing activities	(248,500)	(303,079)

Effect of exchange rate changes on cash and cash equivalents	(1,118)	(400)

Increase (decrease) in cash and cash equivalents	(16,301)	(114,562)
Cash and cash equivalents:
Beginning of year	437,525	760,092

End of period	$421,224	$645,530

Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$15,754	$15,908
Income taxes paid (refunded)	(32,507)	1,311

NON-GAAP FINANCIAL MEASURES

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure we call segment profit. Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. Depreciation and amortization charges are the result of decisions made in prior periods regarding the allocation of resources and are therefore excluded from the measure. Financing, tax structure and divestiture decisions are generally made by corporate executives. Excluding these items from our business segment performance measure enables us to evaluate business segment operating performance for the current period based upon current economic conditions and decisions made by the managers of those business segments in the current period.

A reconciliation of segment profit to operating income determined in accordance with GAAP for each business segment is as follows:

(in thousands)	Three months ended March 31,
	2013	2012

Operating income	$219,798	$214,660
Depreciation and amortization of intangible assets:
Lifestyle Media	23,316	23,129
Corporate and other	3,384	1,387
Losses (gains) on disposal of property and equipment -
Lifestyle Media	976	59

Total segment profit	$247,474	$239,235

The Company defines free cash flow as cash provided by operating activities less dividends paid to noncontrolling interests and acquisitions of property and equipment. The Company measures free cash flow as it believes it is an important indicator for management and investors as to the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders. A reconciliation of free cash flow is as follows:

(in thousands)	Three months ended March 31,
	2013	2012

Segment profit	$247,474	$239,235
Income taxes refunded (paid)	32,507	(1,311)
Interest paid	(15,754)	(15,908)
Working capital and other	3,842	(13,847)

Cash provided by operating activities	268,069	208,169
Dividends paid to noncontrolling interest	(89,865)	(47,808)
Additions to property and equipment	(17,505)	(7,314)

Free cash flow	$160,699	$153,047

Since segment profit and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP.

SUPPLEMENTAL FINANCIAL INFORMATION

Our Lifestyle Media division earns revenue primarily from the sale of advertising time on our national television networks, affiliate fees paid by cable and satellite television operators that carry our network programming, the licensing of its content to third parties, the licensing of its brands for consumer products such as books and kitchenware, and from the sale of advertising on our Lifestyle Media affiliated websites.

Supplemental information for Lifestyle Media is as follows:

(in thousands)	Three months ended March 31,
	2013	2012	Change

Operating revenues by brand:

Food Network	$208,275	$198,823	4.8%
HGTV	206,022	185,735	10.9%
Travel Channel	76,647	66,590	15.1%
DIY Network	31,886	27,624	15.4%
Cooking Channel	26,296	19,812	32.7%
GAC	6,403	4,994	28.2%
Digital Businesses	22,595	22,395	0.9%
Other	3,896	2,647	47.2%
Intrasegment eliminations	(975)	(37)

Total segment operating revenues	$581,045	$528,583	9.9%

Operating revenues by type:

Advertising	$391,211	$355,341	10.1%
Network affiliate fees, net	180,526	166,401	8.5%
Other	9,308	6,841	36.1%